Brilliant Earth Reports Fourth Quarter and Fiscal Year 2023 Results

Growth Rate Exceeded the Industry by an Estimated 750 bps in 2023
Exceeded Profitability Expectations and Increased 2023 Gross Margin by 430 bps to 57.6%
Generated 2023 GAAP Diluted EPS of $0.04 and 2023 Adjusted Diluted EPS of $0.17
Provides Q1 and Full Year 2024 Guidance

SAN FRANCISCO, Calif. – March 14, 2024 (GLOBE NEWSWIRE) -- Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, global leader in ethically sourced fine jewelry, today announced financial results for the three and twelve months ended December 31, 2023.
Fourth Quarter and Fiscal Year 2023 Highlights (quarterly and annual periods ended December 31, 2023):
•Delivered record net sales of $124.3 million and $446.4 million in the fourth quarter and fiscal year, respectively
•Growth rate exceeded the industry by an estimated 750 basis points in 2023
•Achieved a record level of orders in the quarter and year, growing 18% and 17% year-over-year, respectively
•Drove 28% year-over-year growth in Q4 product bookings, excluding engagement rings
•Expanded gross margin by 400 and 430 basis points to 58.7% and 57.6% for the fourth quarter and fiscal year, respectively, as compared to the same prior year periods
•Extended profitability track record:
◦Net income was $1.9 million and $4.7 million for the fourth quarter and fiscal year, respectively; and
◦Adjusted EBITDA was $5.3 million and $26.2 million for the fourth quarter and fiscal year, respectively. 2023 represents the Company's fourth consecutive year of positive Adjusted EBITDA.
•Continued omnichannel leadership: In 2023, Brilliant Earth opened 12 new showrooms, bringing its U.S. showroom count to 37 as of year end.

“In 2023 we again reported record net sales, orders and gross margins and completed our fourth consecutive year with positive adjusted EBITDA,” said Beth Gerstein, Co-Founder and Chief Executive Officer of Brilliant Earth. “We estimate that our full year 2023 net sales growth outperformed the industry by 750 basis points, highlighting the value of our premium brand, differentiated proprietary products and seamless omnichannel shopping experience.”

“We see significant opportunities in 2024 to gain share, drive near and long-term profitable growth, and deliver long-term shareholder value,” said Gerstein.
Fourth Quarter 2023 Highlights
•Net sales increased 4.0% to $124.3 million compared to $119.6 million in the fourth quarter of 2022, with 17.9% growth in Total Orders partially offset by a 11.8% decrease in AOV.
•Gross profit was $73.0 million, or a 58.7% gross profit margin, compared to $65.4 million, or a 54.7% gross profit margin, in the fourth quarter of 2022.
•Net income was $1.9 million, compared to $6.2 million in the fourth quarter of 2022.
•Adjusted EBITDA was $5.3 million, compared to $11.0 million in the fourth quarter of 2022(3).

Fourth Quarter Results

	Q4 2023	Q4 2022	% Change*
Total Orders	52,935	44,898	17.9%
AOV	$2,349	$2,664	(11.8)%
($ in millions, except per share amounts)
Net Sales	$124.3	$119.6	4.0%
Gross Profit	$73.0	$65.4	11.6%
Gross Margin	58.7%	54.7%	400bps
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.2	$0.7	(71.4)%
Net income, as reported	$1.9	$6.2	(68.6)%
Net income margin	1.6%	5.2%	(360)bps
Adjusted net income (3)	$3.5	$8.0	(56.3)%
GAAP Diluted EPS (2)	$0.02	$0.05	(60.0)%
Adjusted Diluted EPS (3)	$0.04	$0.08	(50.0)%
Adjusted EBITDA (3)	$5.3	$11.0	(51.8)%
Adjusted EBITDA margin (3)	4.2%	9.2%	(500)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the fourth quarter of 2023 and 2022.
(2)    Represents GAAP Diluted EPS during the fourth quarter of 2023 and 2022.
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Fiscal Year 2023 Highlights
•Net sales increased 1.5% to $446.4 million compared to $439.9 million in the 2022 fiscal year, with a 16.7% increase in Total Orders partially offset by a 13.0% decrease in AOV.
•Gross profit of $257.0 million, or a 57.6% gross profit margin, compared to $234.3 million, or a 53.3% gross profit margin, in the 2022 fiscal year.
•Net income was $4.7 million, compared to $19.0 million in the 2022 fiscal year.
•Adjusted EBITDA was $26.2 million, compared to $39.0 million in the 2022 fiscal year (3).

Fiscal Year 2023 Results

	FY 2023	FY 2022	% Change*
Total Orders	174,576	149,613	16.7%
AOV	$2,557	$2,940	(13.0)%
($ in millions, except per share amounts)
Net Sales	$446.4	$439.9	1.5%
Gross Profit	$257.0	$234.3	9.7%
Gross Margin	57.6%	53.3%	430bps
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.6	$2.1	(71.4)%
Net income, as reported	$4.7	$19.0	(75.1)%
Net income margin	1.1%	4.3%	(320)bps
Adjusted net income (3)	$16.2	$25.3	(36.0)%
GAAP Diluted EPS (2)	$0.04	$0.15	(73.3)%
Adjusted Diluted EPS (3)	$0.17	$0.26	(34.6)%
Adjusted EBITDA (3)	$26.2	$39.0	(32.8)%
Adjusted EBITDA margin (3)	5.9%	8.9%	(300)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the years ended December 31, 2023 and 2022.
(2)    Represents GAAP Diluted EPS during the years ended December 31, 2023 and 2022.
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

2024 Outlook
“In 2024, we expect to continue making investments that will set the stage for long-term sustainable growth while also driving current and future share gains and profitability in the context of a still-normalizing industry,” said Jeff Kuo, Chief Financial Officer.

First Quarter

Net sales	$96.5 million - $98.5 million
Adjusted EBITDA	$1 million - $2.5 million
Full Year

Net sales	$455 million - $469 million
Adjusted EBITDA	$14 million - $22 million
Webcast and Conference Call Information
Brilliant Earth will host a conference call and webcast to discuss fourth quarter and fiscal year 2023 results and its business outlook today, March 14, 2024, at 5:00 p.m. ET/2:00 p.m. PT. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. The conference call can be accessed by using the following link: https://register.vevent.com/register/BI8cafbe7e1c12446782ec143b0f7e2903. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website after the live webcast concludes.
About Brilliant Earth
Brilliant Earth is a digitally native, omnichannel fine jewelry company and a global leader in ethically sourced fine jewelry. Led by our co-founders Beth Gerstein and Eric Grossberg, the Company’s mission since its founding in 2005 has been to create a more transparent, sustainable, compassionate and inclusive jewelry industry. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has more than 35 showrooms across the United States and has served customers in over 50 countries worldwide.

Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net income before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, income taxes, depreciation, amortization of cloud-based software implementation costs, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net income as net income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted EPS as Adjusted Net income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income and Adjusted diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We believe that AOV is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV may also fluctuate as we expand into and increase our presence in additional product categories and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, including, among others, statements regarding expected growth and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. You should not rely upon forward-looking statements as predictions of future events. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: the Company has grown rapidly in recent years and has limited operating experience at our current scale of operations; the Company may be unable to manage growth effectively; increases in costs of diamonds, other gemstones and precious metals and supply shortages; the Company’s ability to maintain a low cost of production and distribution; fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and recycled precious metals such as gold, increases in labor costs for manufacturing such as wage rate increases, as well as inflation, and energy prices; the Company’s ability to cost-effectively turn existing customers into repeat customers or to acquire new customers; risks related to the Company’s expansion plans in the U.S.; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, governmental instability, war or the threat of war, and natural disasters may affect consumer purchases; the Company has a history of losses, and may be unable to sustain profitability; competition in the fine jewelry retail industry; the Company’s ability to manage its inventory balances and inventory shrinkage; a decline in sales of Create Your Own rings would negatively affect the Company’s business, financial condition, and results of operations; the Company ability to maintain and enhance its brand; the Company’s marketing efforts to help grow its business may not be effective; environmental, social, and governance matters may impact the Company’s business and reputation; risks related to the Company’s e-commerce and omnichannel business; the Company’s ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; the Company’s results of operations and operating cash flows could fluctuate on a quarterly and annual basis, which may make it difficult to predict its future performance; the Company’s principal asset is its interest in Brilliant Earth, LLC, and, as a result, the Company depends on distributions from Brilliant Earth, LLC to pay its taxes and expenses; risks related to the Company’s obligations under its Tax Receivable Agreement and its organizational structure; and the other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form10-K for the year ended December 31, 2023, which filing is available at www.sec.gov. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Contacts:

Investors:
Stefanie Layton
investorrelations@brilliantearth.com

BRILLIANT EARTH GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	Years ended December 31,
	2023	2022
Net sales	$446,382	$439,882
Cost of sales	189,382	205,591
Gross profit	257,000	234,291
Operating expenses:
Selling, general and administrative	252,518	210,964
Income from operations	4,482	23,327
Interest expense	(5,128)	(4,658)
Other income, net	4,949	805
Loss on extinguishment of debt	—	(617)
Income before tax	4,303	18,857
Income tax benefit	431	168
Net income	4,734	19,025
Net income allocable to non-controlling interest	4,150	16,890
Net income allocable to Brilliant Earth Group, Inc.	$584	$2,135
Earnings per share:
Basic	$0.05	$0.20
Diluted	$0.04	$0.15
Weighted average shares of common stock outstanding:
Basic	11,928,308	10,687,732
Diluted	97,055,216	96,505,325

BRILLIANT EARTH GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$155,809	$154,649
Restricted cash	211	205
Inventories, net	37,788	39,331
Prepaid expenses and other current assets	11,048	11,764
Total current assets	204,856	205,949
Property and equipment, net	22,047	16,554
Deferred tax assets	9,745	8,948
Operating lease right of use assets	34,248	27,812
Other assets	2,687	3,311
Total assets	$273,583	$262,574

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,511	$11,032
Accrued expenses and other current liabilities	43,824	37,833
Current portion of deferred revenue	19,556	18,553
Current portion of operating lease liabilities	4,993	3,873
Current portion of long-term debt	4,063	3,250
Total current liabilities	76,947	74,541

Long-term debt, net of debt issuance costs	55,573	59,462
Operating lease liabilities	35,572	28,537
Payable pursuant to the Tax Receivable Agreement	8,035	6,893
Total liabilities	176,127	169,433

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized, none issued and outstanding at December 31, 2023 and 2022, respectively	—	—
Class A common stock, $0.0001 par value - 1,200,000,000 shares authorized; 12,522,146 and 11,246,694 shares issued and outstanding at December 31, 2023 and 2022, respectively	1	1
Class B common stock, $0.0001 par value - 150,000,000 shares authorized; 35,688,349 and 35,482,534 shares issued and outstanding at December 31, 2023 and 2022, respectively	4	4
Class C common stock, $0.0001 par value - 150,000,000 shares authorized; 49,119,976 shares issued and outstanding at December 31, 2023 and 2022, respectively	5	5
Class D common stock, $0.0001 par value - 150,000,000 shares authorized; none issued and outstanding at December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	8,275	7,256
Retained earnings	4,247	3,663
Stockholders' equity attributable to Brilliant Earth Group, Inc.	12,532	10,929
NCI attributable to Brilliant Earth, LLC	84,924	82,212
Total stockholders' equity	97,456	93,141
Total liabilities and equity	$273,583	$262,574

GAAP to Non-GAAP Reconciliations
(Unaudited and in thousands, except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income, as reported	$1,941	$6,186	$4,734	$19,025
Interest expense	1,320	958	5,128	4,658
Income tax benefit	(550)	(557)	(431)	(168)
Depreciation expense	1,204	674	4,200	1,922
Amortization of cloud-based software implementation costs	175	177	583	263
Showroom pre-opening expense	199	1,848	4,953	4,450
Equity-based compensation expense	2,498	2,277	9,952	8,840
Loss on extinguishment of debt	—	—	—	617
Other income, net (1)	(1,513)	(539)	(4,949)	(805)
Transaction costs and other expense (2)	—	—	2,012	180
Adjusted EBITDA	$5,274	$11,024	$26,182	$38,982
Net income margin	1.6%	5.2%	1.1%	4.3%
Adjusted EBITDA margin	4.2%	9.2%	5.9%	8.9%
(1)Other income, net consists primarily of interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.

(2)These expenses are those that we did not incur in the normal course of business. For the year ended December 31, 2023, these costs included a $1 million charitable contribution. For the year ended December 31, 2022, these costs include professional fees in connection with the evaluation and preparation for operations as a public company.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income attributable to Brilliant Earth Group, Inc., as reported (1)	$243	$709	$584	$2,135
Net income impact from assumed redemption of all LLC Units to common stock (2)	1,698	5,477	4,150	16,890
Net income, as reported	1,941	6,186	4,734	19,025
Income tax expense associated with conversion (3)	(446)	(1,416)	(1,081)	(4,369)
Tax effected net income after assumed conversion	1,495	4,770	3,653	14,656
Equity-based compensation expense	2,498	2,277	9,952	8,840
Loss on extinguishment of debt	—	—	—	617
Showroom pre-opening expense	199	1,848	4,953	4,450
Transaction costs and other expense(4)	—	—	2,012	180
Tax impact of adjustments	(726)	(928)	(4,405)	(3,436)
Adjusted Net Income(5)	$3,466	$7,967	$16,165	$25,307
Diluted weighted average of common stock assumed outstanding	97,399,592	96,537,486	97,055,216	96,505,325
Diluted earnings per share:
As reported	$0.02	$0.05	$0.04	$0.15
As adjusted	$0.04	$0.08	$0.17	$0.26
(1)Represents net income allocable to Brilliant Earth Group, Inc. for the three and twelve months ended December 31, 2023 and 2022.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)These expenses are those that we did not incur in the normal course of business. For the year ended December 31, 2023, these costs included a $1 million charitable contribution. For the year ended December 31, 2022, these costs include professional fees in connection with the evaluation and preparation for operations as a public company.
(5)The Company has removed the adjustment for "other (income) expense, net" in its calculation of Adjusted net income. This adjustment in fiscal years 2022 and 2023 principally consisted of interest income on the Company's cash balances. Prior periods have been adjusted to conform to the current year presentation.